UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   August 31, 2007

IDACORP, Inc.
Idaho Power Company
1221 W. Idaho Street
1-14465	Boise, ID 83702-5627	82-0505802
1-3198	(208) 388-2200	82-0130980
Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants’ telephone number	IRS Employer Identification Number

State or Other Jurisdiction of Incorporation:   Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.

IDAHO POWER COMPANY

Form 8-K

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Selling Agency Agreement

On September 21, 2007, Idaho Power Company (“IPC”) entered into a Selling Agency Agreement (the “Selling Agency Agreement”) with each of Banc of America Securities LLC, J.P. Morgan Securities Inc., KeyBanc Capital Markets Inc., Piper Jaffray & Co., RBC Capital Markets Corporation, Wachovia Capital Markets, LLC, Wedbush Morgan Securities Inc. and Wells Fargo Securities, LLC in connection with the issuance and sale by IPC from time to time of up to $100,000,000 aggregate principal amount of First Mortgage Bonds, Secured Medium-Term Notes, Series G, to be issued under an Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between IPC and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page, as Trustees (Stanley Burg, successor individual trustee), as supplemented by all indentures supplemental thereto.

The Selling Agency Agreement contains representations, warranties and agreements of IPC, customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.  The Selling Agency Agreement is filed as Exhibit 1 hereto.

ITEM 8.01             OTHER MATTERS

Forty-third Supplemental Indenture to Mortgage and Deed of Trust

On September 21, 2007, IPC entered into the Forty-third Supplemental Indenture, dated as of September 1, 2007, to the Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between IPC and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page, as Trustees (Stanley Burg, successor individual trustee), a copy of which is filed as Exhibit 4 hereto, for the purposes included therein, including the issuance of a Thirty-eighth series of Bonds under the Indenture, in the aggregate principal amount of up to $100,000,000, to be designated as First Mortgage Bonds, Secured Medium-Term Notes, Series G.

Open Access Transmission Tariff

On March 24, 2006, IPC submitted a revised Open Access Transmission Tariff (“OATT”) filing with the Federal Energy Regulatory Commission (“FERC”) requesting an increase in transmission rates.  In the filing IPC proposed to move from a fixed rate to a formula rate, which allows for transmission rates to be updated each year based on FERC Form 1 data.  The formula rate request included a rate of return on equity of 11.25 percent.  The proposed rates would have produced a FERC jurisdictional annual revenue increase of approximately $13 million based on 2004 test year data.  The FERC accepted IPC’s rates, effective June 1, 2006, subject to adjustment to conform to SFAS 109 tax accounting requirements, which lowered the estimated FERC jurisdictional annual revenue increase to approximately $11 million.

On August 8, 2007, the FERC approved a settlement agreement (the “Settlement Agreement”) filed in June 2007 by the parties on all issues except the treatment of contracts for transmission service that contain their own terms, conditions and rates and that were in existence before the implementation of OATT in 1996 (the “Legacy Agreements”).  The effect of this settlement approval was to reduce the estimated FERC jurisdictional annual revenue increase from $11 million to approximately $8.2 million based on 2004 test year data.  The Settlement Agreement requires that amounts collected in excess of the new rates for the June 1, 2006 through July 31, 2007 period be refunded with interest to customers.  These refunds totaled approximately $1.7 million and were paid in August.

Hearings were held before the FERC in June 2007 regarding the treatment of the Legacy Agreements.  IPC’s position was that the revenue IPC receives under the Legacy Agreements should be credited against the total transmission revenue requirement attributed to OATT customers and that the contract demands of the Legacy Agreements should not be included in the load divisor of the rate formula.  The intervenors in the proceeding took the position that such contract demands should be included in the load divisor, rather than being revenue credited.

On August 31, 2007, the FERC Presiding Administrative Law Judge (“ALJ”) issued an Initial Decision (the “Initial Decision”) with respect to the treatment of the Legacy Agreements, which is on file and publicly available at FERC Docket No. ER06-787.  In the Initial Decision, the ALJ concluded that (i) the Legacy Agreements should be included in the load divisor of the rate formula and (ii) the revenue IPC receives under the Legacy Agreements should not be credited against the total transmission revenue requirement attributed to OATT customers.  The ALJ further concluded that the amounts used in the rate formula should be the monthly coincident peak usages under the Legacy Agreements rather than the contract demands under the Legacy Agreements proposed by the FERC Staff and intervenors.  Idaho Power had argued that if the Legacy Agreements were to be reflected in the load divisor, rather than as a revenue credit, it should be at the level of monthly coincident peak usage, not at the level of the contract demands.

If the Initial Decision is implemented, IPC estimates that this ruling will reduce the estimated FERC jurisdictional annual revenue increase (based on 2004 test year data) by approximately $1.4 million (from approximately $8.2 million to $6.8 million).

The Initial Decision is subject to appeal to the FERC by all parties to the proceeding.  Briefs are required to be submitted by October 1, 2007, with reply briefs due by October 21, 2007.  If the Initial Decision is implemented, IPC would make additional refunds, including interest, of approximately $1.7 million for the June 1, 2006 through July 31, 2007 period.  IPC has reserved $0.5 million of this amount.  Amounts collected from August 1, 2007 through December 31, 2007 have been and will continue to be collected at the proposed rates, and amounts collected in excess of the final rates will be refunded with interest.  IPC expects to pursue recovery of amounts not received pursuant to a final order in this proceeding through additional proceedings at the FERC or through the state ratemaking process.

Hells Canyon Complex Relicensing

IPC’s license for the Hells Canyon Complex (“HCC”) expired at the end of July 2005 and IPC is

currently operating the project under an annual license issued by the FERC.   IPC filed a license application in July 2003 and the FERC is processing the application consistent with the requirements of the Federal Power Act, the National Environmental Policy Act of 1969, as amended (“NEPA”), the Energy Policy Act and other applicable federal laws.

Consistent with the requirements of NEPA, the FERC Staff issued a final environmental impact statement (“EIS”) for the Hells Canyon project on August 31, 2007, which the FERC will use to determine whether, and under what conditions, to issue a new license for the project.

The final EIS is similar to the draft EIS released by the FERC on July 28, 2006 and discussed in IPC’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007.  IPC is currently reviewing the final EIS and preparing comments to be filed with the FERC in November 2007.  IPC is unable to predict the outcome of the relicensing process or the impact of the final EIS, but relicensing costs and costs related to a new license will be submitted to regulators for recovery through the ratemaking process.

Certain statements contained in this Current Report on Form 8-K, including statements with respect to future earnings, ongoing operations, and financial conditions, are “forward-looking statements” within the meaning of federal securities laws.  Although IDACORP and IPC believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  Factors that could cause actual results to differ materially from the forward-looking statements include: changes in and compliance with governmental policies, including new interpretations of existing policies, and regulatory actions and regulatory audits, including those of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Internal Revenue Service with respect to allowed rates of return, industry and rate structure, day-to-day business operations, acquisition and disposal of assets and facilities, operation and construction of plant facilities, provision of transmission services, relicensing of hydroelectric projects, recovery of purchased power expenses, recovery of other capital investments, present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs) and other refund proceedings; changes arising from the Energy Policy Act of 2005; litigation and regulatory proceedings, including those resulting from the energy situation in the western United States, and penalties and settlements that influence business and profitability; changes in and compliance with environmental, endangered species and safety laws and policies; weather variations affecting hydroelectric generating conditions and customer energy usage; over-appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at hydroelectric facilities; construction of power generating, transmission and distribution facilities including inability to obtain required governmental permits and approvals, and risks related to contracting, construction and start-up; operation of power generating facilities including breakdown or failure of equipment, performance below expected levels, competition, fuel supply, including availability, transportation and prices, and transmission; impacts from the potential formation of a regional transmission organization or the development of another transmission group; population growth rates and demographic patterns; market demand and prices for energy, including structural market changes; changes in operating expenses and capital expenditures and fluctuations in sources and uses of cash; results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by factors such as credit ratings and general economic conditions; actions by credit rating agencies, including changes in rating criteria and new interpretations of existing criteria; homeland security, natural disasters and other natural risks, such as earthquake, flood, drought, lightning, wind and fire, acts of war or terrorism; market conditions that could affect the operations and prospects of IDACORP’s subsidiaries or their competitors; increasing health care costs and the resulting effect on medical benefits paid for employees; performance of the stock market and the changing interest rate environment, which affect the amount of required contributions to pension plans, as well as the reported costs of providing pension and other postretirement benefits; increasing costs of insurance, changes in coverage terms and the ability to obtain insurance; changes in tax rates or policies, interest rates or rates of inflation; adoption of or changes in critical accounting policies or estimates; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.  Any such forward-looking statement should be considered in light of such factors and others noted in the companies’ Annual Report on Form 10-K for the year ended December 31, 2006, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007 and other reports on file with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made.  New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Number	Description
1.

Idaho Power Company Selling Agency Agreement, dated September 21, 2007, between Idaho Power Company and each of Banc of America Securities LLC, J.P. Morgan Securities Inc., KeyBanc Capital Markets Inc., Piper Jaffray & Co., RBC Capital Markets Corporation, Wachovia Capital Markets, LLC, Wedbush Morgan Securities Inc. and Wells Fargo Securities, LLC

4.	Idaho Power Company Forty-third Supplemental Indenture to Mortgage and Deed of Trust, dated as of September 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  September 26, 2007

IDACORP, Inc.

By:	/s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President —
Administrative Services and
Chief Financial Officer

Idaho Power Company

By:	/s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President —
Administrative Services and
Chief Financial Officer

INDEX TO EXHIBITS

Number	Description
1.

Idaho Power Company Selling Agency Agreement, dated September 21, 2007, between Idaho Power Company and each of Banc of America Securities LLC, J.P. Morgan Securities Inc., KeyBanc Capital Markets Inc., Piper Jaffray & Co., RBC Capital Markets Corporation, Wachovia Capital Markets, LLC, Wedbush Morgan Securities Inc. and Wells Fargo Securities, LLC

4.	Idaho Power Company Forty-third Supplemental Indenture to Mortgage and Deed of Trust, dated as of September 1, 2007